Registration No.

                           SECURITIES AND EXCHANGE COMMISSION
                                   _________________
                                      FORM S-3
                               REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933
                                   _________________
                                ARGUSS HOLDINGS, INC.
                      (formerly known as Conceptronic, Inc.)
               (Exact name of registrant as specified in its charter)
                                   _________________
       Delaware                                              02-0413153
 State or Jurisdiction of                                (I.R.S. Employer
incorporation or organization                          Identification No.

                                One Church Street
                            Rockville, Maryland 20850
                                  (301) 315-0027
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  _________________
Rainer H. Bosselmann                         Richard A. Krantz, Esq.
Chairman of the Board and                    Robinson & Cole LLP
Chief Executive Officer                      Financial Centre
Arguss Holdings, Inc.                        695 East Main Street
One Church Street                            Stamford, Connecticut 06901
Rockville, Maryland 20850                    (203) 462-7500
(301) 315-0027
 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                 _________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective when warranted by market conditions and other factors.
                                 _________________
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box.
                            _________________
CALCULATION OF REGISTRATION FEE

Title of Each Class                  Proposed        Proposed
of Securities be        Amount       Maximum         Maximum           Amount of
to be Registered        to be        Offering price  Aggregate         Registration
                        Registered   Per Unit*       Offering Price*   Fee
Common Stock, $.01 par
 value per share        5,234,696    $9.19           $48,093,769.50    $14,573.87

  * Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) and Rule 457(c), on the basis of the average of the bid and asked prices of the Registrant's Common Stock on the NASDAQ SmallCap Market on August, 5, 1997.
                           ____________________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

       SUBJECT TO COMPLETION

       DATED AUGUST 7, 1997
                                PROSPECTUS

                           ARGUSS HOLDINGS, INC.
                  (formerly known as Conceptronic, Inc.)

          5,234,696 Shares Common Stock, par value $.01 per share

             This prospectus constitutes a prospectus of Arguss Holdings, Inc., a Delaware corporation (the "Company"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "1933 Act"), of an aggregate of 5,234,696 shares of the Common Stock, par value $.01 per share of the Company (the "Common Stock"), consisting of (i) 4,000,000 shares of Common Stock issued by the Company to the holders (the "Class A Shareholders") of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), in connection with the conversion of 4,000,000 shares of Class A Common Stock into 4,000,000 shares of Common Stock, as required pursuant to the terms and conditions of the Class A Common Stock and (ii) 534,696 shares of Common Stock held by certain of the other selling shareholders described herein and up to 700,000 shares of Common Stock to be issued by the Company to TCS Communications, Inc. ("TCS") in connection with the proposed acquisition by the Company of the assets of TCS, which shares are expected to be distributed to certain of the other selling shareholders described herein (the "Selling Shareholders").

             In May 1997, the Company changed its corporate name from "Conceptronic, Inc." to "Arguss Holdings, Inc." See "The Company".

             The shares of Common Stock of the Company offered hereby (the "Shares") may be sold from time to time by the Class A Shareholders and the Selling Shareholders in brokers' transactions at prices prevailing at the time of sale or as otherwise described in "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares.

              This Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow future sales by the Class A Shareholders and the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Class A Shareholders and the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the Shares. The Class A Shareholders and the Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with sales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

             The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which such transactions occur, or the existence of an exemption from registration.

             The Common Stock of the Company, including the Shares, is listed on the NASDAQ SmallCap Market ("NASDAQ"). The last reported sale price on the NASDAQ on August 6, 1997, was $9.00 per share.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is ___________ , 1997

                           AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files, reports, proxy statements and other information with the Securities and Exchange Commission ( the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Office of the
Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The Company files its reports, proxy statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information on issuers that file electronically with the Commission. The address of such Web site is "http://www.sec.gov". The Company's Common Stock is listed on the NASDAQ. Reports and other information concerning the Company can be inspected and copied at the NASDAQ office at 1735 K Street N.W., Washington D.C. 20008.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, filed by the Company with the Commission pursuant to the 1934 Act, are hereby incorporated by reference:

      1. The Annual Report on Form 10-KSB of Conceptronic, Inc. for the fiscal year ended December 31, 1996;

      2. The Current Report on Form 8-K of Conceptronic, Inc., dated March 5, 1997;

      3. The Quarterly Report on Form 10-QSB of Conceptronic, Inc. for the quarterly period ended March 31, 1997;

      4. The Quarterly Report on Form 10-QSB of Arguss Holdings, Inc. for the quarterly period ended June 30, 1997; and

      5. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A of Conceptronic, Inc., dated October 15, 1991, filed pursuant to Section 12 of the 1934 Act (Commission File No. 0-19589).

     Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-KSB shall not be incorporated by reference in this Prospectus or be a part from and after the filing of such Annual Report on Form 10-KSB.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company has filed with the Commission a Registration Statement (together with any amendments thereto, the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such references.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document referred to above which has been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Secretary, Arguss Holdings, Inc., One Church Street, Rockville, Maryland 20850, (301) 315-0027.


                                THE COMPANY

      Arguss Holdings Inc. was incorporated under the laws of the State of Delaware on June 1, 1987. The Company is a holding company and owns all of the outstanding capital stock of two operating subsidiaries, Conceptronic, Inc. ("Conceptronic") and White Mountain Cable Construction Corp. ("White Mountain").

      Conceptronic designs, manufactures and markets specialized computer-controlled capital equipment used within the surface mount electronic circuit assembly industry. Conceptronic's three principal product lines are (i) conveyorized forced convection ovens (sophisticated, computer-controlled ovens used to mass reflow solder or epoxy cure electronic components onto printed circuit boards under tightly controlled processing conditions), (ii) rework systems (sophisticated, computer-controlled systems used in the removal/replacement of failed surface mounted components and/or solder joints on printed circuit boards and/or for the prototyping of new surface mount technology printed circuit board designs), and (iii) batch systems (low-volume, programmable logic controller-controlled spray-based systems used to remove residual solder flux from printed circuit boards before or after the soldering process or to remove residual solder paste from metal stencils). Conceptronic is headquartered in Portsmouth, New Hampshire.

      On March 5, 1997, the Company acquired White Mountain. White Mountain is engaged in the construction, reconstruction, maintenance, repair and expansion of communications systems, cable television and data systems, including providing aerial construction and splicing of both fiber optic and coaxial cable to major telecommunications customers. White Mountain also offers technical support, pole changes and twenty-four hour emergency support services. White Mountain was formed in 1971 and is headquartered in Epsom, New Hampshire.

      Prior to May, 1997, the Company operated as single entity under the name "Conceptronic, Inc." During the second quarter of 1997, management and shareholders of the Company adopted a plan providing for the internal restructuring of the Company whereby the Company became a holding company and its operating assets were held by wholly-owned operating subsidiaries. Accordingly, in May, 1997, the Company transferred substantially all of its Conceptronic, Inc. operating assets to a newly-formed, wholly-owned, subsidiary of the Company, and the Company changed its name to "Arguss Holdings, Inc." The subsidiary then adopted the name "Conceptronic, Inc." The Company's other wholly-owned operating subsidiary is White Mountain. The Company is currently pursuing a strategic plan involving the diversification of its business through business acquisitions and/or other investments. Management of the Company believes that this diversification strategy will provide the potential for growth and profit.

      In June, 1997, the Company entered into a letter of intent with TCS pursuant to which the Company would acquire TCS in consideration for Common Stock of the Company. The consummation of the transaction is subject to a number of conditions, including the negotiation and execution of definitive documentation. TCS is located in Palm Harbor, Florida, and provides underground and arial construction services and splicing for fiber optic and coaxial cable to major telecommunications customers. TCS had gross revenues of approximately $20,000,000 for its fiscal year ended December 31, 1996.

      The Company's principal executive office is at One Church Street, Rockville, Maryland 20850; and its telephone number is (301) 315-0027.


                           CLASS A SHAREHOLDERS

      On November 20, 1996, the Company issued and sold 4,000,000 shares of its Class A Common Stock through a private placement transaction at a price of $3.00 per share of Class A Common Stock. Upon the commencement of the private offering, Rainer H. Bosselmann joined the Company as Chairman of the Board and Chief Executive Officer. The Class A Common Stock was identical to the Company's Common Stock in all respects and had the same powers, preferences, rights, qualifications and limitations as the Common Stock, except that the Class A Common Stock had no voting rights with respect to the approval of any potential sale of the Company's product lines or the election of members of the Company's Board of Directors. Pursuant to the terms and conditions of the Certificate of Designation Establishing Class A Common Stock, the shares of Class A Common Stock were converted by the Company on May 20, 1997 into shares of the Company's Common Stock at the rate of one share of Common Stock for each outstanding share of Class A Common Stock.

      In connection with the issuance and sale by the Company of the shares of Class A Common Stock, the Company entered into a Registration Rights Agreement with each of the holders of the Class A Common Stock pursuant to which the Company undertook to use its best reasonable efforts to effect, as expeditiously as possible, the registration for resale under the 1933 Act of the Common Stock issued with respect to the conversion of the Class A Common Stock.


                           SELLING SHAREHOLDERS

      In addition to the shares of Common Stock to be issued to the holders of Class A Common Stock, this Prospectus serves to register for resale the shares of Common Stock held by James D. Gerson, Sontek Industries, Inc.
("Sontek"), Bobby J. Payne, Scott A. Stevens, Laurie Hutcheison, Mike Pelkey, Tom Pelkey, Merle Drager, Lenny Obolsky, Pat Hernon and Brian Friest.

      Mr. Gerson and Sontek each acquired 251,348 shares of Common Stock in 1993 from Paul de Vree, a former Chairman of the Board and director of the Company, for a price of $3.75 per share. An additional 32,000 shares of Common Stock owned by Mr. Gerson and registered hereunder were purchased by Mr. Gerson in open market transactions. Mr. Gerson is a director of the Company and the Chairman of the Board and a significant shareholder of Sontek. Garry A. Prime, the Vice Chairman of the Board of Directors of the Company and a director of the Company, is the President, a director and a significant shareholder of Sontek. Mr. Gerson and Sontek have registered for resale all of the shares of Common Stock beneficially owned by them, except for 3,000 shares owned by Mr. Gerson's spouse.

      As consideration for the contemplated acquisition by the Company of TCS, the Company has agreed to register for resale for the owners of TCS an aggregate of up to 700,000 shares of Common Stock to be issued to TCS in partial consideration for its assets. Pursuant to the terms of the proposed purchase agreement for TCS, the actual number of shares of Common Stock to be issued by the Company in this connection is not determinable at this time and is based upon a calculation which takes into account the average closing sales price of the Company's Common Stock preceding the closing of the transaction. The aggregate number of shares of Common Stock issuable by the Company to these Selling Shareholders and to be registered hereunder will not exceed 700,000, and the Company undertakes to deregister any excess shares of Common Stock registered hereby.

     The shares of Common Stock to be issued to TCS and to be subsequently distributed to its shareholders are being registered hereby for the individuals in the amounts set forth below:

     Name of
     Selling Shareholder                Number of Shares

     Bobby J. Payne                       328,440
     Scott A. Stevens                     328,440
     Laurie Hutcheison                     21,000
     Mike Pelkey                            6,720
     Tom Pelkey                             4,900
     Merle Drager                           2,800
     Lenny Obolsky                          3,500
     Pat Hernon                             2,100
     Brian Friest                           2,100



                                  EXPERTS

      The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                               LEGAL MATTERS

      The legality of the Shares has been passed upon for the Company by Robinson & Cole LLP, Stamford, Connecticut, counsel for the Company.


                           PLAN OF DISTRIBUTION

      The Shares to be offered pursuant to this Prospectus are fully paid and nonassessable and will be offered and sold by the Class A Shareholders and the Selling Shareholders for their own accounts. The Company will not receive any of the proceeds from these sales.

     The Class A Shareholders and/or the Selling Shareholders may offer and sell the Shares from time to time in transactions at market prices prevailing at the time of sale, at negotiated prices or otherwise. Sales may be made to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Class A
Shareholders and/or the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents and/or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

      If required, this Prospectus will be supplemented to set forth a particular offering of Shares to be made, the number of Shares so offered for the Class A Shareholders' and/or the Selling Shareholders' account and, if an offering is to be made by or through underwriters or dealers, the names of the underwriters or dealers and the principal terms of the arrangements between the underwriters or dealers and the Class A Shareholders and/or the Selling Shareholders.

      The Class A Shareholders and/or the Selling Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the 1933 Act.


                              INDEMNIFICATION

      In connection with the sale of the Class A Common Stock by the Company, the Company and the Class A Shareholders entered into a Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement provides for indemnification of the Company's officers, directors and controlling persons against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus covering the Shares owned by the Class A Shareholders upon the conversion of the Class A Common Stock or by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company or its representatives by the Class A Shareholders for use therein.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                             TABLE OF CONTENTS

                                                             Page

     Available Information                                      2
     Incorporation of Certain Documents by Reference            2
     The Company                                                3
     Class A Shareholders                                       3
     Selling Shareholders                                       4
     Experts                                                    4
     Legal Matters                                              5
     Plan of Distribution                                       5
     Indemnification                                            5










           PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The expenses in connection with the issuance and distribution of the securities being registered are:

     Filing Fee - Securities and Exchange Commission      $14,574
     Fee of Company's legal counsel*                        8,000
     Independent Accountants' fees*                         3,000
     NASDAQ listing application                             7,500
     Miscellaneous expenses*                                  926

     *Total                                               $34,000

     * Estimated

      The Company will be responsible for the payment of all of the foregoing fees.

Item 15.  Indemnification of Directors and Officers.

           Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of
Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation, as amended, includes the following language.

             "A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
       (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
       (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

        Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Bylaws of the Company include the following provision:

             "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such
       Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was lawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

        A Registration Rights Agreement, relating to the Class  A
  Common Stock, to which the Company is a party also provides for
  indemnification  of  the  Company's  directors,  officers   and
  controlling persons under certain circumstances.


Item 16.  Exhibits

      4            Certificate of Designation Establishing Class A
                    Common Stock, incorporated herein by
                    reference to Exhibit 4(c) to the Registration Statement of Conceptronic, Inc. on
                    Form S-8 (Registration No. 33-19277).

     5             Opinion and Consent of Robinson & Cole LLP.

     23(a)         Consent of Independent Accountants.

     23(b) Consent of Robinson & Cole LLP is contained in Exhibit 5.

     24            Power of Attorney (see page II-3).

     27            Financial Data Schedule.



Item 17.  Undertakings

(a)  The undersigned small business issuer hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) That, for determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small busines issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

     (1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                          POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes any agent for service named in this registration statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the registration statement, and appoints any such agent for service as attorney-in-fact to sign in each such person's behalf individually and in each capacity stated below and file any such amendments to the registration statement and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on July 25, 1997.


                                        ARGUSS HOLDINGS, INC.
                                            (Registrant)


                                        By: /s/ Rainer H. Bosselmann
                                             Rainer H. Bosselmann
                                              Chairman of the  Board and
                                              Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                 Title                 Date
                          Principal Executive      July 25, 1997
     /s/ Rainer H.              Officer and
      Bosselmann                Director
 Rainer H. Bosselmann

                          Principal Financial      July 25, 1997
 /s/ Arthur F. Trudel    and Accounting Officer
   Arthur F. Trudel

                                                   July 25, 1997
 /s/ William A. Barker          Director
   William A. Barker

                                                   July 25, 1997
  /s/ James D. Gerson           Director
    James D. Gerson

                                                   July 25, 1997
  /s/ Garry A. Prime            Director
    Garry A. Prime

                                                   July 25, 1997
    /s/ Richard S.              Director
     Perkins, Jr.
  Richard S. Perkins,
          Jr.

                                                   July 25, 1997
   /s/ John A. Rolls            Director
     John A. Rolls

                                                   July 25, 1997
 /s/ Peter L. Winslow           Director
   Peter L. Winslow